Exhibit 10

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Release” or “Agreement”), effective as provided herein, is made by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”) and Steven J. Wagenheim (“Executive”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Employment Agreement (as defined below).

R E C I T A L S

WHEREAS, the Company and Executive are party to the Restated Executive Employment Agreement, dated effective January 1, 2013, as the same may be amended from time to time (the “Employment Agreement”);

WHEREAS, the employment of Executive with the Company ends effective September 4, 2013 (“Termination Date”);

WHEREAS, as a condition to the Company’s payment of any severance payments and/or benefits to Executive pursuant to Article 5 of the Employment Agreement, Executive is required to execute a full and complete release;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.                                      Releases.

a.                                                                                      By Executive On his own behalf and on behalf of anyone claiming any rights through him (including his heirs, executors, administrators, trustees, agents, representatives, insurers, successors, affiliates and assigns), Executive hereby fully, knowingly and voluntarily, releases and forever discharges the Company and the Company’s past and present agents, representatives, employees, officers, directors, affiliates, insurers, controlling persons, shareholders, subsidiaries, successors, assigns and all persons or entities acting on behalf of or on instruction from the Company (collectively, including the Company, referred to as the “Company Releasees”), collectively, separately, and severally, from and for any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown.  Company Releasees under this Agreement shall include any entity that directly or indirectly is a shareholder of the Company, including, without limitation, any partnership, corporation or limited liability company, and any affiliate of such shareholder and each employee, officer, manager, partner, director or member of such entity or affiliate.  For the purposes of this agreement, an affiliate of a shareholder is a person or entity that directly or indirectly, or through one or more intermediaries, controls or is controlled by, or is under common control with, such shareholder.

This release includes, but is not limited to, a release of claims arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Rehabilitation Act of 1973; the Employee Retirement Income Security Act of 1974; the

Americans with Disabilities Act; the Minnesota Human Rights Act; claims under Minn. Chapter 181; and the Minneapolis Code of Ordinances, all as may have been amended; and claims for wrongful discharge; violation of Minn. Stat. § 176.82; breach of contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims under any other theory, whether legal or equitable and whether statutory or based on common law. Executive agrees not to sue Company for claims released under this Section (1)(a).

The limited exceptions to the release and agreement not to sue in this Section (1)(a) are:  (a) claims that arise in the future out of acts or events that occur wholly after the date Executive signs this Release (Executive acknowledges, however, that the Company’s decision to end his employment, is an act or event that occurred before he signed this Release); (b) those few claims that cannot legally be waived under applicable law (including (i) Executive’s right to bring an EEOC charge or participate in an EEOC proceeding provided, however, that this Release will act as a bar to and release of any individual relief for him, and (ii) his right to challenge whether this Release constitutes a knowing and voluntary waiver of claims within the meaning of the Older Workers’ Benefit Protection Act); (c) claims to enforce this Agreement, including any claims to receive the severance pay and other benefits as provided in Exhibit A of this Agreement; (d) claims for benefits under the provisions of an Executive benefit plan maintained by the Company in which he may have a vested interest as a terminated employee; and (e) claims Executive may have to indemnification under Minnesota Statutes §302A.521 or under the Company’s by-laws.  It is, however, Executive’s intent to waive all other claims and rights to the fullest extent allowed by applicable law and he understands that this is intended to otherwise be a full and general release.

b.                                                                                      By Company. On its own behalf and on behalf of anyone claiming any rights through it, (including the Company’s agents, representatives, insurers, successors, affiliates and assigns) the Company hereby fully, knowingly and voluntarily, releases and forever discharges Executive and his past and present agents, representatives, insurers, heirs, executors, administrators, trustees, and assigns (collectively, including Executive, referred to as the “Executive Releasees”), collectively, separately, and severally, from and for any and all claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown.  The Company agrees not to sue Executive Releasees for claims released under this Section 1(b). The limited exceptions to the release and agreement not to sue in this Section 1(b) are: (a) claims that arise in the future out of acts or events that occur wholly after the date the Company signed this Release; (b) those few claims that cannot be legally waived under applicable law; (c)  any claims for embezzlement or a material fraud against the Company by Executive; and (d) claims to enforce this Agreement, and Articles 6 and 7 (as modified by this Agreement) of the Employment Agreement. It is, however, the Company’s intent to waive all other claims and rights to the fullest extent allowed by applicable law and the Company understands that this is intended to otherwise be a full and general release.

2.                                      Executive acknowledges and warrants that he has been paid all wages and benefits to which he is entitled except such severance pay and benefits as are described in Exhibit A to this

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Release and that he is entitled to no other wages, benefits, compensation, payments of any nature from the Company.  Executive further agrees that the amounts listed in Exhibit A are full and adequate consideration for this Release and fully satisfy all obligations of the Company under Articles 2, 3, 4 and 5 of the Employment Agreement.

3.                                      Executive agrees that he will not, on or after the date of this Agreement, make any disparaging statements (whether written or verbal) about the Company, those of the Company Releasees who are directors, officers or employees of the Company, or the Company’s services, products, policies or practices. Nothing in this provision prevents Executive from making truthful statements to the extent compelled to do so by law or valid legal process, or from responding truthfully to an inquiry from a governmental entity. The Company agrees that on or after the date of this Agreement, its Senior Leadership Team (Rob Doran, Jim Gilbertson and Dean Oakey), and its current Board Chair, Fouad Bashour, will not make disparaging statements about Executive, provided, however, that nothing in this Section (3) will prohibit such persons from making truthful statements to the extent compelled to do so by law or valid legal process, from responding truthfully to an inquiry from a governmental entity, or communicating with their insurers, business advisors, and other business associates, for legitimate business reasons.  Upon a breach of this Section (3), the non-breaching party shall be entitled to liquidated damages in the amount of $20,000 upon the award of an arbitrator pursuant to the procedures set forth in Section 8.07 of the Employment Agreement. To the extent that any amounts remain unpaid under this Agreement, Executive agrees that the Company may withhold payments under this Agreement until the full amount of any such award is paid. Nothing in this paragraph shall prohibit the Company or the Executive from seeking an injunction or other equitable relief to prevent future violations of this Section (3).

4.                                      On or after the date of this Agreement, in filings with the Securities and Exchange Commission, statements regarding Executive’s separation will be consistent with those made in the 8-K filed on August 5, 2013 and/or will simply say that his employment with the Company ceased as of September 4, 2013.

5.                                      Executive expressly acknowledges that he remains bound by Articles 6 and 7 of his Employment Agreement and that such provisions remain fully enforceable by the Company for such periods as are described therein. Notwithstanding anything to the contrary herein or in Article 7 of his Employment Agreement, Executive may, without violating Section 7.01(a) thereof, “engage,” have “an interest in,” “assist” (as those words and phrases are used in Section 7.01(a) of the Employment Agreement) and otherwise provide services to a business that itself or as part of a system or chain: (a) operates or plans to operate no more than 5 restaurants, (b) where no such restaurant has on-site brewing ability, sells its own label of beer, or has more than nineteen (19) beer taps; and provided that: (x) neither Executive nor the business are involved or plan to be involved in: (i) communications regarding real estate for any location the Company has under consideration or had considered in the 18 months prior to the Termination Date, or (ii) communications regarding financing from any source from which the Company received financing or communicated with regarding financing during the 18 months prior to the Termination Date; and (y) Executive fully honors all other provisions of Articles 6 and 7 of his Employment Agreement (as amended by this Agreement) and the terms of this Agreement Notwithstanding the above, Executive may become a franchisee owner of no more than 3   restaurants that are a part of a chain or system that operates more than 5 restaurants so long as:

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(1) none of the restaurants in such chain have an on-site brewing ability, sell their own or the chain’s or system’s label of beer, or have more than 19 beer taps; (2) the provisions of Sections 5 (x) and (y) above are honored; and (3) Executive has no position with and provides no counseling, advice, or other services to or for the corporate office of such chain or system.  The Company may, at its option, after an express written request by Executive, further waive or modify the provisions of Section 7.01 of the Employment Agreement.

6.                                      Executive will submit a resignation as a member of the Company’s board of directors dated on the date he signs this Agreement and otherwise in the form attached as Exhibit B. Section 8 of this Agreement shall not apply to this resignation, which will be effective upon signing and not subject to rescission or revocation.

7.                                      Executive hereby acknowledges and represents that:  (a) he has been given a period of twenty-one (21) days to consider the terms of this Agreement and that he must sign this Agreement within the 21-day period to receive any severance payments and benefits under the Employment Agreement; (b) the Company has advised or hereby advises him in writing to consult with an attorney prior to executing this Agreement; and (c) he has received valuable and good consideration to which he is otherwise not entitled in exchange for his execution of this Agreement. Executive agrees that changes in this Release, whether material or not will not restart the 21-day consideration period.

8.                                      Executive and the Company hereby acknowledge this Agreement shall not become effective or enforceable until the fifteenth (15th) day after it is executed by Executive (“Effective Date”) and that Executive may revoke this Agreement at any time before the Effective Date. Executive has been informed and understands that any such revocation must be in writing and delivered to the Company by hand, or sent by mail within the 15-day period.  If delivered by mail, the revocation must be:  (1) postmarked within the 15-day period, (2) properly addressed as set forth below, and (3) sent by certified mail, return receipt requested.  This 15-day period includes and is not in addition to the 7-day revocation or rescission period under the Age Discrimination in Employment Act.

Proper Notice Address for Revocation Purposes

Granite City Food & Brewery Ltd.

Attn: Rob Doran

701 Xenia Avenue South

Minneapolis, Minnesota 55416

Telephone No.: (952) 215-0660

Facsimile No: (952) 215-0671

9.                                      Executive and the Company have read this Agreement carefully and understand all of its terms.  They are each entering into this Agreement knowingly and voluntarily after considering all of its terms.  They have had the opportunity to discuss this Agreement with their own attorneys prior to signing it.  In agreeing to sign this Agreement, they have not relied on any statements or explanations made by the other or any of their respective agents or attorneys, other than those contained in this Agreement.

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10.                               Executive and the Company agree that they have not heretofore assigned, transferred or hypothecated nor attempted to assign, transfer or hypothecate any interest they may have in the released claims.

11.                               This Agreement shall in all respects be governed and construed in accordance with the laws of the State of Minnesota without regard to choice of law principles.  Any dispute arising under this Release will be venued in the state or federal courts of Minnesota or another proceeding conducted in Minnesota.

12.                               This Agreement may be signed in counterparts, including by PDF or other facsimile, each of which shall be deemed to be an original copy of this Agreement, and all of which together, shall be deemed to constitute the same agreement.

EXECUTIVE:

/s/ Steven J. Wagenheim	August 16, 2013
Steven J. Wagenheim	Date

GRANITE CITY FOOD & BREWERY LTD.

/s/ James G. Gilbertson	August 16, 2013
By: James G. Gilbertson	Date
Title: CFO

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EXHIBIT A

A.                                    To the extent not already paid, the following amounts shall be paid to Executive for periods up to and including the Termination Date, via payroll deposit on the Company’s customary payroll dates, regardless of whether this Agreement becomes effective: (a) Executive’s regular gross monthly base salary, less applicable deductions for FICA, Medicare and other applicable deductions (“Applicable Deductions”); and (b) that portion of the Minimum Bonus (referenced in Section 3.02 of the Employment Agreement), as is prorated to the Termination Date.

B.                                    Provided Executive has delivered a signed copy of the Release (including all signed and appropriately dated Exhibits) to Letha Kunshier at Granite City Food and Brewery, 701 Xenia Ave. S. Unit 120, Minneapolis. MN 55416 as provided in Section 7 of the Release and the time for rescission has expired, without revocation or rescission, as provided in Section 8 of the Release, Executive will receive:

1.                                      Payments equaling $18,750 per month (Executive’s gross monthly base salary), less the Applicable Deductions for a period of 11 additional months.  The payments will be made via payroll deposit commencing on the first regular payroll date that falls after the later of (i) Executive’s Termination Date; or (ii) the date on which this Agreement becomes effective, and continuing thereafter (on the Company’s regular payroll dates) through the 11th month.

2.                                      The unpaid portion (after the payment set forth in paragraph 1) of Executive’s Minimum Bonus that would have been paid for the calendar year 2013 had Executive’s employment not ended. The monthly customary portion of that Minimum Bonus ($6,250) shall be paid to Executive via payroll deposit on the Company’s customary payroll dates, commencing with the first regular payroll date that falls after the later of (i) Executive’s Termination Date; or (ii) the date on which this Agreement becomes effective, and continuing thereafter (on the Company’s regular payroll dates) through the end of 2013.

3.                                      If Executive timely elects to continue his group health and dental insurance coverage pursuant to applicable COBRA continuation law, the Company will pay the Company’s portion of premiums for such coverage for the lesser of (i) twelve (12) months or such time as Executive’s COBRA continuation rights expire, or (ii) such time as executive is eligible to receive any benefits under any employer-provided plan or through any government-sponsored plan such as Medicare.  As a condition to receiving such payment or reimbursement, Executive shall report to the Company his eligibility for coverage under the plan of another employer or government-sponsored plan.

4.                                      Executive’s Option (the unvested portion of which is 23,320 shares) shall vest and Executive may exercise such Option as provided in his Non-Qualified Stock Option Agreement dated December 28, 2010, (as amended in the manner described in Section 3.07 of the Employment Agreement) (the “Stock Option Agreement”).  For avoidance of doubt, the

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termination of Executive’s employment shall be deemed to be a termination “without cause” for purposes of the Stock Option Agreement, and the requirement that Executive exercise his option within three months following the termination of employment shall therefore not be applicable.

5.                                      Through August 31, 2014, the Company will continue paying the lease payments it was making prior to the Termination Date on the car which Executive is currently driving.  As of August 31, 2014, all obligations of Company with respect to such lease payments will cease.  Executive shall, at all times, be and remain responsible for the car, including all insurance, licenses, fees, damages, expenses and liabilities.

7.                                      Consistent with Section 5.05 of the Employment Agreement, Executive will return any and all Company property and materials or documentation, including copies thereof in any form or media, to the Company.  This includes any copies of documents maintained on any personal or other non-Company computer or storage device, from which he will promptly delete any and all copies of Company information. Notwithstanding anything to the contrary in the Employment Agreement Executive may keep the Company-provided cell phone, tablet, and lap top he is currently using, provided that on or before August 14, 2013, he provides the Company with the signed written Certification set forth in Exhibit C.

C.                                    Whether or not Executive signs this Release, he will promptly be reimbursed for reasonable business expenses that he incurred on behalf of the Company on or before July 30, 2013, provided that they were incurred, and are documented and submitted to the Company in a manner consistent with all Company expense reimbursement policies.

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EXHIBIT B

To:	Fouad Bashour	Dated:

I hereby resign my position as a member of a board of directors of Granite City Food & Brewery Ltd. effective immediately.

Steven J. Wagenheim

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EXHIBIT C

To:	Rob Doran	Dated:

I hereby certify and represent that I have deleted from all of my computers, laptop, tablet, phone, hard drive and all other storage devices and from all accounts I possess or maintain, all information (including all copies) related in any way to Granite City Food and Brewery Ltd., including but not limited to all information relating to the Company’s finances, real estate, financing, personnel, strategic plans, business plans, marking plans and other plans or programs of any nature, manuals, recipes, training materials, and other information.  This will include any information maintained on or in any personal accounts and devices and on any computers or devices the Company is giving to me under Section 7 of my Agreement. I further certify and represent that neither I, nor others on my behalf, have maintained any copies of such information.  The sole exception to these representations and agreements is that I may keep information about the Company that is readily available to the general public and information I may have related to my personal salary and benefits from the Company

Steven J. Wagenheim

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